Exhibit 99.1

Execution Version

CONTRIBUTION AGREEMENT

July 21, 2025

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the date first written above by and among Spyglass Ventures PR, LLC, a Puerto Rico limited liability company (“Contributor”) and The Ether Reserve LLC, a Delaware limited liability company (the “Company” and together with the Contributor, the “Parties”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the BCA (as defined below).

WHEREAS, concurrently with the entry into this Agreement, the Company is entering into that certain Business Combination Agreement, by and among the Company and the other parties thereto (as may be amended from time to time, the “BCA”);

WHEREAS, pursuant to Section 9.3(d) of the BCA, completion of the Contribution (as defined below) is a condition in favor of Dynamix Corporation, a Cayman Islands exempted company (“SPAC”) and the SPAC Subsidiaries (as defined therein), to the closing of the transactions contemplated by the BCA (the “BCA Closing”); and

WHEREAS, Contributor desires to sell and contribute to the Company, for the benefit of ETH Partners LLC (“ETH Partners”), and the Company desires to purchase and accept from Contributor, the rights of Contributor in and to 169,984 Ether (such number of Ether, together with any additional Ether generated as staking rewards from the staking of such Ether from the date hereof up until (and including) the day prior to the BCA Closing, the “Purchased Coins”), in exchange for the Interest (as defined below), to be issued to ETH Partners, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

1. Contribution. Subject to the terms and conditions of this Agreement, at the Contribution Closing (as defined below), Contributor shall sell, convey, assign, transfer, and deliver, for the benefit of ETH Partners, and the Company shall purchase and assume from Contributor, all of Contributor’s right, title, and interest in and to, the Purchased Coins free and clear of all liens, claims, encumbrances, charges, security interests, or any restrictions of any kind but, for the avoidance of doubt, not including the Excluded Assets (the “Contribution”).

2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall Contributor be deemed to sell, transfer, assign, convey or deliver, and Contributor shall retain all right, title and interest in and to all other properties, rights, interests and other assets of Contributor that are not Purchased Coins, including the following (collectively, the “Excluded Assets”):

(a) all cash and cash equivalents, all bank accounts, and all deposits or prepaid or deferred charges and expenses that have been prepaid by Contributor, and any retainers or similar amounts paid to advisors or other professional service providers, in each case in respect of the Purchased Coins;

(b) Contributor’s claims or other rights under this Agreement; and

(c) any claims of Contributor for any Tax refunds accrued prior to the Contribution Closing Date (as defined below) or any recoveries under any insurance policies that are paid out prior to the Contribution Closing Date.

3. Consideration. Subject to the terms and conditions of this Agreement, at the Contribution Closing, in consideration for the Contribution, the Company shall issue to ETH Partners such number of each of class A units of the Company (the “Company Class A Units”) and class B units of the Company (the “Company Class B Units” and together with the Company Class A Units, the “Interest”) equal to the quotient of (x) the number of Ether constituting the Purchased Coins multiplied by the Closing Ether Price and (y) $10.00. For purposes of this Agreement, “Closing Ether Price” means the volume-weighted average price (VWAP) of Ether (ETH) denominated in USD as calculated from all executed trades on Coinbase (or its successor primary spot exchange) over the forty-eight (48) hour period ending at 5:00 p.m. New York City time on the day immediately prior to the BCA Closing; such VWAP shall be calculated by dividing the sum of the products of each trade's price and volume by the total volume of all trades during the specified 48-hour period.

4. Closing Date. The closing of the transactions contemplated by this Agreement (the “Contribution Closing”) shall occur at a date and time prior to the BCA Closing, as may be mutually agreed by the Parties, remotely by and upon the electronic exchange and release of signature pages to this Agreement, or at such other place that the parties may mutually agree. The date on which the Contribution Closing occurs is referred to as the “Contribution Closing Date.”

5. Closing Deliverables. At the Contribution Closing:

(a) the Company shall deliver to Contributor evidence of the issuance of the Interest in accordance with Section 3;

(b) the Contributor shall effectuate the series of steps, conditions, and actions described in Exhibit A attached hereto (the “Contribution Process”); and

(c) the Contributor shall deliver to the Company Contributor’s tax files sufficient to enable the Company to accurately determine the holding period, tax basis and other relevant tax information in regard to the Purchased Coins.

6. Conditions to Closing. The obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Contribution Closing Date, of the following conditions (which may be waived by the Parties in whole or in part to the extent permitted by applicable Law):

(a) Each of the conditions set forth in Article IX of the BCA (other than Sections 9.1(e) and 9.3(d) of the BCA) shall have been satisfied or waived pursuant to and in accordance with the terms set forth therein; provided that this condition may be waived in whole or in part to the extent permitted by applicable Law by the Contributor in its sole discretion.

(b) No Law will have been enacted and no Order will have been issued by a Governmental Authority after the date hereof that enjoins, restrains, prevents or prohibits the consummation of the Contribution Closing or makes the consummation of the Contribution Closing illegal.

7. Termination. This Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of the Parties and SPAC; or (b) automatically with no further action required by the Parties if the BCA is terminated in accordance with its terms. If this Agreement is terminated in accordance with this Section 7, this Agreement shall become void and of no further force and effect.

8. Further Assurances. Each Party hereto shall execute and deliver, or cause to be executed and delivered, such other instruments as may be reasonably requested by the other Party or reasonably required to effectuate the transactions contemplated hereby and to otherwise carry out the purposes of the Contributions and this Agreement.

9. Representations and Warranties. Contributor hereby represents and warrants to the Company as follows:

(a) Contributor has all rights, title and interest in and to the Purchased Coins;

(b) the Purchased Coins are held in a digital wallet or digital wallets, held or operated by or on behalf of Contributor at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Contributor Digital Wallets”), and neither the Purchased Coins nor such Contributor Digital Wallets are subject to any liens, encumbrances or other restrictions;

(c) Contributor has taken commercially reasonable steps to protect its Contributor Digital Wallets and the Purchased Coins; and

(d) Contributor has the exclusive ability to control such Contributor Digital Wallets, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

11. Amendments, Supplements, etc. This Agreement may be amended or supplemented only with the prior written consent of each Party and SPAC. No term of this Agreement, nor performance hereof or compliance herewith, may be waived except by a writing signed by the Party giving such waiver.

12. Third-Party Beneficiary. The Parties agree and acknowledge that SPAC is an intended third-party beneficiary of Sections 1, 5(b), 7 and 11 and shall have the right to enforce Sections 1, 5(b), 7 and 11 as if an original party hereto.

13. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(b) The Parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each Party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each Party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings or agreements by or among the Parties, written or oral, that may relate to the subject matter hereof.

16. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Contribution Agreement as of the date first written above.

SPYGLASS VENTURES PR, LLC

By:	/s/ Andrew Keys
Name:	Andrew Keys
Title:	Authorized Person

THE ETHER RESERVE LLC

By:	/s/ David Merin
Name:	David Merin
Title:	Secretary

[Signature page to Contribution Agreement]

EXHIBIT A

CONTRIBUTION PROCESS

1.	Contributor shall issue a Proper Instruction (as such term is defined in that certain Custody Agreement, dated October 21, 2024, by and between Balance Trust Company Ltd. (“Balance”) and Contributor) with a copy to the Company, directing Balance to: (a) transfer all right, title and interest in the Contributor Digital Wallets; (b) advise Contributor and the Company, in a manner specified by the Company, when such transfer has been completed; and (c) remove any access, read-only, or viewing rights that Contributor has to the Contributor Digital Wallets.

2.	Contributor shall contemporaneous with the Proper Instruction described above, inform Balance, either through a Proper Instruction or other formal notice, that it is assigning its Staking Service Agreement, dated as of April 27, 2024, by and between Attestant Limited and Contributor (the “Attestant Agreement”), with respect to the Contributor Digital Wallets to the Company, and that Balance shall continue to act as the non-discretionary agent between the Company and Bitwise with respect to the Contributor Digital Wallets.

3.	Contributor shall execute a Custody Assignment Agreement with Balance, assigning its right, title and interest in the Contributor Digital Wallets to the Company. Contributor shall promptly inform the Company when such Custody Assignment Agreement has been fully executed and, at the Company’s request, provide a copy of such Custody Assignment Agreement.

4.	Contributor shall cooperate with the Company such that the Contributor Digital Wallets that are covered by the Attestant Agreement are no longer covered under such agreement and are instead covered by an agreement between the Company and Bitwise.